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                                                                  EXHIBIT 23.1



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors
Sarasota BanCorporation, Inc.


         We consent to the use in this Form 10-KSB of our report dated January 29, 1999, relating to the consolidated statements of financial condition of Sarasota BanCorporation, Inc. and the related consolidated statements of income, stockholder's equity, and cash flows for the fiscal year ended December 31, 1998.

                                              /s/ Saltmarsh, Cleaveland & Gund


Pensacola, Florida
March 29, 1999